UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2026

PAMT CORP
(Exact name of registrant as specified in its charter)

Nevada	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PAMT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information contained in Item 2.02 of this report and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information herein (including the exhibit hereto) may contain "forward-looking statements" that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and otherwise may be protected. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those anticipated by forward-looking statements.

Please refer to the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission for information concerning risks, uncertainties and other factors that may affect future results.

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2026, PAMT CORP (the “Company”) issued a news release announcing its financial results for the second quarter ended June 30, 2026. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2026, the Board of Directors of the Company elected Daniel C. Kleine, the Company's Senior Vice President of Finance and Treasurer, to serve as Chief Financial Officer of the Company, effective immediately. Mr. Kleine will continue to serve as the Company's Treasurer.

Mr. Kleine, age 37, has served as Senior Vice President of Finance and Treasurer of the Company since August 2025 and as Senior Vice President of Finance of P.A.M. Transport, Inc., the Company's primary operating subsidiary, since June 2025. He served as Vice President of Tax of P.A.M. Transport from June 2023 to June 2025. Prior to joining the Company, Mr. Kleine held various roles at George's, Inc., a privately owned poultry processing company headquartered in Northwest Arkansas, including Tax Director from September 2022 to June 2023, Tax Accounting Manager from October 2020 to September 2022, and Senior Tax Accountant from June 2017 to October 2020. He previously served as Senior Tax Accountant at Frost, PLLC in Little Rock, Arkansas, from August 2013 to June 2017. Mr. Kleine is a Certified Public Accountant and holds bachelor's degrees in accounting and finance, with a minor in economics, from the University of Arkansas, Fayetteville, and a master's degree in accounting from the University of Arkansas, Little Rock.

In connection with his promotion, Mr. Kleine's annual base salary will increase to $300,000. The Board of Directors also granted Mr. Kleine an award of restricted stock units representing 20,000 shares of the Company’s common stock to vest in four equal annual installments beginning on the first anniversary of the grant date, subject to his continued employment through each applicable vesting date. Mr. Kleine will remain eligible to participate in any annual incentive compensation plan maintained for the Company's executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 News release issued by the Registrant on August 4, 2026.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMT CORP
(Registrant)

Date: August 4, 2026	By:	/s/ Lance K. Stewart
Lance K. Stewart President and Chief Executive Officer